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
                                                                      Exhibit 21

                                  SUBSIDIARIES

                                                      Jurisdiction of             Nature of Ownership
                     Name                              Incorporation               (direct/indirect)
------------------------------------------------    --------------------    ---------------------------------
The Simsbury Bank & Trust Company Inc.                  Connecticut         Direct
SBT Investment Services, Inc.                           Connecticut         Indirect (a wholly-owned
                                                                            subsidiary of The Simsbury Bank
                                                                            & Trust Company, Inc.)
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